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                                                                   EXHIBIT 10.25

                       STANDBY LETTER OF CREDIT AGREEMENT
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TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION

        Applicant hereby requests that you, Wells Fargo Bank, National Association ("Wells Fargo"), issue in your name one or more standby letters of credit pursuant to Applications for the issuance of such Credits and the terms and conditions of this Agreement. Each Credit will be issued at Applicant's request and for its account, and, unless otherwise specifically provided in any Loan Document, at your option. Applicant agrees that the terms and conditions in this Agreement shall apply to each Application and the Credit issued pursuant to each Application, and to transactions under each Application, each Credit and this Agreement.

        SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: "AGREEMENT" means this Standby Letter of Credit Agreement as it may be revised or amended from time to time. "APPLICANT" means collectively each person and/or entity signing this Agreement as Applicant. "APPLICATION" means your printed form titled "Application For Standby Letter of Credit" or any other form acceptable to you on which Applicant applies for the issuance by you of a Credit and/or an application for amendment of a Credit or any combination of such applications, as the context may require. "BENEFICIARY" means the person or entity named on an Application as the beneficiary or any transferee of such beneficiary. "COLLATERAL" means the Property, together with the proceeds of such Property, securing any or all of Applicant's obligations and liabilities at any time existing under or in connection with any L/C Document and/or any Loan Document. "COMMISSION FEE" means the fee, computed at the commission fee rate specified by you or specified in any Loan Document, charged by you at the time or times specified by you on the amount of each Credit and on the amount of each increase in a Credit for the time period each Credit is outstanding. "CREDIT" means an instrument or document titled "Irrevocable Standby Letter of Credit" or "Standby Letter of Credit", or any instrument or document whatever it is titled or whether or not it is titled functioning as a standby letter of credit, issued under or pursuant to an Application, and all renewals, extensions and amendments of such instrument or document.. "DEMAND" means any sight draft, electronic or telegraphic transmission or other written demand drawn or made, or purported to be drawn or made, under or in connection with any Credit. "DOCUMENT" means any instrument, statement, certificate or other document referred to in or related to any Credit or required by any Credit to be presented with any Demand. "DOLLARS" means the lawful currency at any time for the payment of public or private debts in the United States of America. "EVENT OF DEFAULT" means any of the events set forth in Section 13 of this Agreement.. "EXPIRATION DATE" means the date any Credit expires. "GUARANTOR" means any person or entity guaranteeing the payment and/or performance of any or all of Applicant's obligations under or in connection with any L/C Document and/or any Loan Document. "HOLDING COMPANY" means any company or other entity directly or indirectly controlling you. "L/C DOCUMENT" means this Agreement, each Application, each Credit, and each Demand. "LOAN DOCUMENT" means each and any promissory note, loan agreement, security agreement, pledge agreement, guarantee or other agreement or document executed in connection with, or relating to, any extension of credit under which any Credit is issued. "MAXIMUM RATE" means the maximum amount of interest (as defined by applicable laws), if any, permitted to be paid, taken, reserved, received, collected or charged under applicable laws, as the same may be amended or modified from time to time. "NEGOTIATION FEE" means the fee, computed at the negotiation fee rate specified by you or specified in any Loan Document, charged by you on the amount of each Demand paid by you or any other bank specified by you when each Demand is paid. "PAYMENT OFFICE" means the office specified by you or specified in any Loan Document as the office where reimbursements and other payments under or in connection with any L/C Document are to be made by Applicant. "PRIME RATE" means the rate of interest most recently announced within Wells Fargo at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. "PROPERTY" means all forms of property, whether tangible or intangible, real, personal or mixed. "RATE OF EXCHANGE" means Wells Fargo's then current selling rate of exchange in San Francisco, California for sales of the currency of payment of any Demand, or of any fees or expenses or other amounts payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. "UCP" means the Uniform Customs and Practice for Documentary Credits, an International Chamber of Commerce publication, or any substitution therefor or replacement thereof. "UNPAID AND UNDRAWN BALANCE" means at any time the entire amount which has not been paid by you under all the Credits issued for Applicant's account, including, without limitation, the amount of each Demand on which you have not yet effected payment as well as the amount undrawn under all such Credits. "WELLS FARGO & COMPANY" means Wells Fargo & Company, a Delaware corporation.

        SECTION 2. HONORING DEMANDS AND DOCUMENTS. You may receive, accept and honor, as complying with the terms of any Credit, any Demand and any Documents accompanying such Demand; provided, however, that such Demand and accompanying Documents appear on their face to comply substantially with the provisions of such Credit and are, or appear on their face to be, signed or issued by (a) a person or entity authorized under such Credit to draw, sign or issue such Demand and accompanying Documents, or (b) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity.

        SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS. Applicant shall reimburse you for all amounts paid by you on each Demand, including, without limitation, all such amounts paid by you to any paying, negotiating or other bank. If in connection with the issuance of any Credit, you agree to pay any other bank the amount of any payment or negotiation made by such other bank under such Credit upon your receipt of a cable, telex or other written telecommunication advising you of such payment or negotiation, or authorizes any other bank to debit your account for the amount of such payment or negotiation, Applicant agrees to reimburse you for all such amounts paid by you, or debited to your account with such other bank, even if any Demand or Document specified in such Credit fails to arrive in whole or in part or if, upon the arrival of any such Demand or Document, the terms of such Credit have not been complied with or such Demand or Document does not conform to the requirements of such Credit or is not otherwise in order.

        SECTION 4. FEES AND EXPENSES. Applicant agrees to pay to you (a) all Commission Fees, Negotiation Fees, cable fees, amendment fees, non-usance fees, and cancellation fees of, and all out-of-pocket expenses incurred by, you under or in connection with any L/C Document, and (b) all fees and charges of banks or other entities other than you under or in connection with any L/C Document if any Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to be paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. There shall be no refund of any portion of any Commission Fee in the event any Credit is used, reduced, amended, modified or terminated before its Expiration Date.


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        SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan
Document, or on an Application and agreed to by you, all amounts to be reimbursed by Applicant to you, and all fees and expenses to be paid by Applicant to you, and all other amounts due from Applicant to you under or in connection with any L/C Documents, will bear interest (to the extent permitted by law), payable on demand, from the date you paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are paid in full, at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) which is the lesser of (a) two percent (2%) above the Prime Rate in effect from time to time, or (b) the Maximum Rate.

        SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section, in any Loan Document, or on an Application and agreed to by you, all amounts to be reimbursed by Applicant to you, all fees and expenses to be paid by Applicant to you, and all interest and other amounts due to you from Applicant under or in connection with any L/C Documents will be reimbursed or paid at the Payment Office in Dollars in immediately available funds without setoff or counterclaim (i) on demand or, (ii) at your option by your debiting any of Applicant's accounts with you, with each such debit being made without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Applicant. Each such debit will be made at the time each Demand is paid by you or, if earlier, at the time each amount is paid by you to any paying, negotiating or other bank, or at the time each fee and expense is to be paid or any interest or other amount is due under or in connection with any L/C Documents. If any Demand or any fee, expense, interest or other amount payable under or in connection with any L/C Documents is payable in a currency other than Dollars, Applicant agrees to reimburse you for all amounts paid by you on such Demand, and/or to pay you all such fees, expenses, interest and other amounts, in one of the three following ways, as determined by you in your sole discretion in each case: (a) at such place as you shall direct, in such other currency; or (b) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by you in your sole discretion; or (c) at the Payment Office in the Dollar equivalent, as determined by you (which determination shall be deemed correct absent manifest error), of such fees, expenses, interest or other amounts or of the actual cost to you of paying such Demand. Applicant assumes all political, economic and other risks of disruptions or interruptions in any currency exchange.

        SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) unless otherwise specifically provided in any Loan Document, you shall not be obligated at any time to issue any Credit for Applicant's account; (b) unless otherwise specifically provided in any Loan Document, if any Credit is issued by you for Applicant's account, you shall not be obligated to issue any further Credit for Applicant's account or to make other extensions of credit to Applicant or in any other manner to extend any financial consideration to Applicant; (c) you have not given Applicant any legal or other advice with regard to any L/C Document or Loan Document; (d) if you at any time discuss with Applicant the wording for any Credit, any such discussion will not constitute legal or other advice by you or any representation or warranty by you that any wording or Credit will satisfy Applicant's needs; (e) Applicant is responsible for the wording of each Credit, including, without limitation, any drawing conditions, and will not rely on you in any way in connection with the wording of any Credit or the structuring of any transaction related to any Credit; (f) Applicant, and not you, is responsible for entering into the contracts relating to the Credits between Applicant and the Beneficiaries and for causing Credits to be issued; (g) you may, as you deem appropriate, modify or alter and use in any Credit the terminology contained on the Application for such Credit; (h) unless the Application for a Credit specifies whether the Documents to be presented with a Demand under such Credit must be sent to you in one parcel or in two parcels or may be sent to you in any number of parcels, you may, if you so desire, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (i) you shall not be deemed Applicant's agent or the agent of any Beneficiary or any other user of any Credit, and neither Applicant, nor any Beneficiary nor any other user of any Credit shall be deemed your agent; (j) Applicant will promptly examine all Documents and each Credit if and when they are delivered to Applicant and, in the event of any claim of noncompliance of any Documents or any Credit with Applicant's instructions or any Application, or in the event of any other irregularity, Applicant will promptly notify you in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived any such claim of noncompliance or irregularity unless such notice is promptly given; (k) all directions and correspondence relating to any L/C Document are to be sent at Applicant's risk; (l) if any Credit has a provision concerning the automatic extension of its Expiration Date, you may, at your sole option, give notice of nonrenewal of such Credit and if Applicant does not at any time want such Credit to be renewed Applicant will so notify you at least fifteen (15) calendar days before you are to notify the Beneficiary of such Credit or any advising bank of such nonrenewal pursuant to the terms of such Credit; (m) Applicant will not seek to obtain, apply for, or acquiesce in any temporary or permanent restraining order, preliminary or permanent injunction, permanent injunction or any other pretrial or permanent injunctive or similar relief, restraining, prohibiting or enjoining you, any of your correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with any Credit; and (n) except for Applicant's obligations specifically affected by those actions or failures to act referred to in subsections (ii) and
(vii) of this Section 7(n) which you have performed or approved or accepted, Applicant's obligations under or in connection with each L/C Document and Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such L/C Document and Loan Document under all circumstances whatsoever, including, without limitation, the following circumstances, the circumstances listed in Section 12(b) through
(u) of this Agreement, and any other event or circumstance similar to such circumstances: (i) any lack of validity or enforceability of any L/C Document, any Loan Document, any Document or any agreement relating to any of the foregoing; (ii) any amendment of or waiver relating to, or any consent to or departure from, any L/C Document, any Loan Document or any Document; (iii) any release or substitution at any time of any Property held as Collateral; (iv) your failure to deliver to Applicant any Document you have received with a drawing under a Credit because doing so would, or is likely to, violate any law, rule or regulation of any government authority; (v) the existence of any claim, set-off, defense or other right which Applicant may have at any time against you or any Beneficiary (or any person or entity for whom any Beneficiary may be acting) or any other person or entity, whether under or in connection with any L/C Document, any Loan Document, any Document or any Property referred to in or related to any of the foregoing or under or in connection with any unrelated transaction; (vi) any breach of contract or other dispute between or among any two or more of you, Applicant, any Beneficiary, any transferee of any Beneficiary, any person or entity for whom any Beneficiary or any transferee of any Beneficiary may be acting, or any other person or entity; or (vii) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by you with or without notice to Applicant, or Applicant's approval, in respect of any of Applicant's indebtedness or other obligations to you under or in connection with any L/C Document or any Loan Document.

        SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to you that no Application, Credit or transaction under any Application and/or Credit will contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees (a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any L/C Document, to any payments under or in connection with any L/C Document, to each transaction under or in connection with any L/C Document, or to the import, export, shipping or financing of the Property referred to in or shipped under or in connection with any Credit, and (b) to reimburse you for such amounts


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as you may be required to expend as a result of such laws or regulations, or any change therein or in the interpretation thereof by any court or administrative or government authority charged with the administration of such laws or regulations.

        SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding any other provision of any L/C Document or any Loan Document, in the event that any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, without limitation, any court, central bank or government regulatory authority, or any change therein or in the interpretation or application thereof, (a) does or shall subject you to any tax of any kind whatsoever with respect to the L/C Documents, or change the basis of taxation of payments to you of any amount payable thereunder (except for changes in the rate of tax on your net income); (b) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any of your offices; (c) does or shall impose, modify or hold applicable any capital adequacy requirements (whether or not having the force of law); or (d) does or shall impose on you any other condition; and the result of any of the foregoing is (i) to increase the cost to you of issuing or maintaining any Credit or of performing any transaction under any L/C Document, (ii) to reduce any amount receivable by you under any L/C Document, or (iii) to reduce the rate of return on your capital or the capital of the Holding Company to a level below that which you or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration your policy and the policy of the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by you or the Holding Company, as the case may be, in your or the Holding Company's sole discretion); then, in any such case, Applicant agrees to pay to you or the Holding Company, as the case may be, such amount or amounts as may be necessary to compensate you or the Holding Company for (A) any such additional cost, (B) any reduction in the amount received by you under any L/C Document, or (C) to the extent allocable (as determined by you or the Holding Company, as the case may be, in your or the Holding Company's sole discretion) to any L/C Document, any reduction in the rate of return on your capital or the capital of the Holding Company.

        SECTION 10. COLLATERAL. In addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to you under any Loan Document as security for any or all of Applicant's obligations and liabilities to you at any time existing under or in connection with any L/C Document or any Loan Document, Applicant agrees to deliver, convey, transfer and assign to you on demand, as security, Property of a value and character satisfactory to you,
(i) if you at any time reasonably feel insecure about Applicant's ability or willingness to repay any amounts which you have paid or may pay in the future on any Demand or in honoring any other of your obligations under or in connection with any Credit, or (ii) without limiting the generality of the foregoing, if any temporary or permanent restraining order, preliminary or permanent injunction, or any other pretrial or permanent injunctive or similar relief is obtained restraining, prohibiting or enjoining you, any of your correspondents, or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with any Credit. Applicant agrees that the receipt by you or any of your agents or correspondents at any time of any kind of security, including, without limitation, cash, shall not be deemed a waiver of any of your rights or powers under this Agreement. Applicant agrees to sign and deliver to you on demand, all such deeds of trust, security agreements, financing statements and other documents as you shall at any time request which are necessary or desirable (in your sole opinion) to grant to you an effective and perfected security interest in and to any or all of the Collateral. Applicant agrees to pay all filing and recording fees related to the perfection of any security interest granted to you in accordance with this Section. Applicant hereby agrees that any or all of the Collateral may be held and disposed of as provided in this Agreement by you. Upon any transfer, sale, delivery, surrender or endorsement of any Document or Property which is or was part of the Collateral, Applicant will indemnify and hold you and your agents and correspondents harmless from and against each and every claim, demand, action or suit which may arise against you or any of your agents or correspondents by reason of such transfer, sale, delivery, surrender or endorsement.

        SECTION 11. INDEMNIFICATION. EXCEPT TO THE EXTENT CAUSED BY YOUR LACK OF GOOD FAITH, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, APPLICANT AGREES TO REIMBURSE AND INDEMNIFY YOU FOR (a) ALL AMOUNTS PAID BY YOU TO ANY BENEFICIARY UNDER OR IN CONNECTION WITH ANY GUARANTEE OR SIMILAR UNDERTAKING ISSUED BY SUCH BENEFICIARY TO A THIRD PARTY AT APPLICANT'S REQUEST, WHETHER SUCH REQUEST IS COMMUNICATED DIRECTLY BY APPLICANT OR THROUGH YOU TO SUCH BENEFICIARY; AND (b) ALL DAMAGES, LOSSES, LIABILITIES, ACTIONS, CLAIMS, SUITS, PENALTIES, JUDGMENTS, OBLIGATIONS, COSTS OR EXPENSES, OF ANY KIND WHATSOEVER AND HOWSOEVER CAUSED, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND INTEREST, PAID, SUFFERED OR INCURRED BY, OR IMPOSED UPON, YOU DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH (i) ANY L/C DOCUMENT, ANY LOAN DOCUMENT, ANY DOCUMENT OR ANY PROPERTY REFERRED TO IN OR RELATED TO ANY CREDIT; (ii) APPLICANT'S FAILURE TO COMPLY WITH ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT;
(iii) THE ISSUANCE OF ANY CREDIT; (iv) THE TRANSFER OF ANY CREDIT; (v) ANY GUARANTEE OR SIMILAR UNDERTAKING, OR ANY TRANSACTIONS THEREUNDER, ISSUED BY ANY BENEFICIARY TO A THIRD PARTY AT APPLICANT'S REQUEST, WHETHER SUCH REQUEST IS COMMUNICATED DIRECTLY BY APPLICANT OR THROUGH YOU TO SUCH BENEFICIARY; (vi) ANY COMMUNICATION MADE BY YOU, ON APPLICANT'S INSTRUCTIONS, TO ANY BENEFICIARY REQUESTING THAT SUCH BENEFICIARY ISSUE A GUARANTEE OR SIMILAR UNDERTAKING TO A THIRD PARTY OR THE ISSUANCE OF ANY SUCH GUARANTEE OR SIMILAR UNDERTAKING; (vii) THE COLLECTION OF ANY AMOUNTS APPLICANT OWES TO YOU UNDER OR IN CONNECTION WITH ANY L/C DOCUMENT OR ANY LOAN DOCUMENT; (VIII) THE FORECLOSURE AGAINST, OR OTHER ENFORCEMENT OF, ANY COLLATERAL; (ix) THE PROTECTION, EXERCISE OR ENFORCEMENT OF YOUR RIGHTS AND REMEDIES UNDER OR IN CONNECTION WITH ANY L/C DOCUMENT OR ANY LOAN DOCUMENT; (x) ANY COURT DECREES OR ORDERS, INCLUDING, WITHOUT LIMITATION, TEMPORARY OR PERMANENT RESTRAINING ORDERS, PRELIMINARY OR PERMANENT INJUNCTIONS, OR ANY OTHER PRETRIAL OR PERMANENT INJUNCTIVE OR SIMILAR RELIEF, RESTRAINING, PROHIBITING OR ENJOINING OR SEEKING TO RESTRAIN, PROHIBIT OR ENJOIN YOU, ANY OF YOUR CORRESPONDENTS OR ANY ADVISING, CONFIRMING, NEGOTIATING, PAYING OR OTHER BANK FROM PAYING OR NEGOTIATING ANY DEMAND OR HONORING ANY OTHER OBLIGATION UNDER OR IN CONNECTION WITH ANY CREDIT; OR (xi) ANY CREDIT BEING GOVERNED BY LAWS OR RULES OTHER THAN THE UCP IN EFFECT ON THE DATE SUCH CREDIT IS ISSUED. THE INDEMNITY PROVIDED IN THIS SECTION WILL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE EXPIRATION OR CANCELLATION OF ANY OR ALL THE CREDITS.

        SECTION 12. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, neither you nor any of your agents or correspondents will have any liability to Applicant for any action, neglect or omission, if done in good faith, under or in connection with any L/C Document, Loan Document or Credit, including, without limitation, the issuance or any amendment of any Credit, the failure to issue or amend any Credit, or the honoring or dishonoring of any Demand under any Credit, and such good faith action, neglect or omission will bind Applicant. Notwithstanding any other provision of any L/C Document, in no event shall you or your officers or directors be liable or responsible, regardless of whether any claim is based on contract or tort, for (a) any special, consequential, indirect or incidental damages, including, without limitation, lost profits, arising out of or in connection with the issuance of any Credit or any action taken or not taken by you in connection with any L/C Document, any Loan Document, or any Document or Property referred to in or related to any Credit; (b) the honoring of any Demand in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any


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similar relief, however named, restraining, prohibiting or enjoining such honor;
(c) the dishonoring of any Demand in accordance with any legal or other restriction in force at the time and in the place of presentment or payment; (d) verifying the existence or reasonableness of any act or condition referenced, or any statement made, in connection with any drawing or presentment under any Credit; (e) the use which may be made of any Credit; (f) the validity of any purported transfer of any Credit or the identity of any purported transferee of any Beneficiary; (g) any acts or omissions of any Beneficiary or any other user of any Credit; (h) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(i) payment by you of any Demand when the Demand and any accompanying Documents appear on their face to comply substantially with the terms of the Credit to which they relate or dishonor by you of any Demand when the Demand and any accompanying Documents do not strictly comply on their face with the terms of the Credit to which they relate; (j) the failure of any Demand or Document to bear any reference or adequate reference to the Credit to which it relates; (k) the failure of any Document to accompany any Demand; (l) the failure of any person or entity to note the amount of any Demand on the Credit to which it relates or on any Document; (m) the failure of any person or entity to surrender or take up any Credit; (n) the failure of any Beneficiary to comply with the terms of any Credit or to meet the obligations of such Beneficiary to Applicant;
(o) the failure of any person or entity to send or forward Documents if and as required by the terms of any Credit; (p) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not they are in cipher; (q) any notice of nonrenewal of a Credit sent by you not being received on time or at any time by the Beneficiary of such Credit; (r) any inaccuracies in the translation of any messages, directions or correspondence;
(s) any Beneficiary's use of the proceeds of any Demand; (t) any Beneficiary's failure to repay to you or Applicant the proceeds of any Demand if the terms of any Credit require such repayment; or (u) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of your agents or correspondents or of any advising, confirming, negotiating, paying or other bank. The occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of your rights or powers under this Agreement or any Loan Document or Applicant's obligation to make reimbursement or payment to you under this Agreement or any Loan Document. The provisions of this Section will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of any or all the Credits.

        SECTION 13. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: (a) Applicant's or any Guarantor's failure to pay any principal, interest, fee or other amount when due under or in connection with any L/C Document or any Loan Document; (b) Applicant's failure to deliver to you Property of a value and character satisfactory to you at any time you have demanded security from Applicant pursuant to Section 10 of this Agreement; (c) the occurrence and continuance of any default or defined event of default under any Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in your favor; (d) Applicant's or any Guarantor's failure to perform or observe any term, covenant or agreement contained in this Agreement or any Loan Document (other than those referred to in subsections (a), (b) and (c) of this Section, or the breach of any other obligation owed by Applicant or any Guarantor to you, and any such failure or breach shall be impossible to remedy or shall remain unremedied for thirty (30) calendar days after such failure or breach occurs; (e) any representation, warranty or certification made or furnished by Applicant or any Guarantor under or in connection with any L/C Document, any Loan Document or any Collateral, or as an inducement to you to enter into any L/C Document or Loan Document or to accept any Collateral, shall be materially false, incorrect or incomplete when made; (f) any material provision of this Agreement or any Loan Document shall at any time for any reason cease to be valid and binding on Applicant or any Guarantor or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Applicant, any Guarantor or any government agency or authority, or Applicant or any Guarantor shall deny that it has any or further liability or obligation under this Agreement or any Loan Document; (g) Applicant's or any Guarantor's failure to pay or perform when due any indebtedness or other obligation Applicant or such Guarantor has to any person or entity other than you if such failure gives the payee of such indebtedness or the beneficiary of the performance of such obligation the right to accelerate the time of payment of such indebtedness or the performance of such obligation; (h) any guarantee of, or any security covering, any of Applicant's indebtedness to you arising under or in connection with any L/C Document or any Loan Document fails to be in full force and effect at any time;
(i) any material adverse change in Applicant's or any Guarantor's financial condition; (j) Applicant or any Guarantor suspends the transaction of its usual business or is expelled or suspended from any exchange; (k) Applicant or any Guarantor dies or is incapacitated; (l) Applicant or any Guarantor dissolves or liquidates; (m) Applicant or any Guarantor is not generally paying its debts as they become due; (n) Applicant or any Guarantor becomes insolvent, however such insolvency may be evidenced, or Applicant or any Guarantor makes any general assignment for the benefit of creditors; (o) a petition is filed by or against Applicant or any Guarantor seeking Applicant's or such Guarantor's liquidation or reorganization under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or a similar action is brought by or against Applicant or any Guarantor under any federal, state or foreign law; (p) a proceeding is instituted by or against Applicant or any Guarantor for any relief under any bankruptcy, insolvency or other law relating to the relief of debtors, reorganization, readjustment or extension of indebtedness or composition with creditors; (q) a custodian or a receiver is appointed for, or a writ or order of attachment, execution or garnishment is issued, levied or made against, any of Applicant's or any Guarantor's Property or assets; (r) an application is made by any of Applicant's or any Guarantor's judgment creditors for an order directing you to pay over money or to deliver other of Applicant's or such Guarantor's Property; or (s) any government authority or any court takes possession of any substantial part of Applicant's or any Guarantor's Property or assets or assumes control over Applicant's or any Guarantor's affairs.

        SECTION 14. REMEDIES. Upon the occurrence and continuance of any Event of Default all amounts paid by you on any Demand which have not previously been repaid to you, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to you and shall be due and payable by Applicant on demand without presentment or any other notice of any kind, including, without limitation, notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate, or notice of acceleration, all of which are expressly waived by Applicant. Upon payment of the Unpaid and Undrawn Balance to you Applicant shall have no further legal or equitable interest therein, and you will not be required to segregate on your books or records the Unpaid and Undrawn Balance paid by Applicant. After you receive the Unpaid and Undrawn Balance, you agree to pay to Applicant, upon termination of all of your liability under all the Credits and Demands, a sum equal to the amount which has not been drawn under all the Credits less all amounts due and owing to you from Applicant under or in connection with the L/C Documents and the Loan Documents. Further, upon the occurrence and continuance of any Event of Default, you may sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived, any and all Collateral, received or to be received, at private sale or public auction or at brokers' board or upon any exchange or otherwise, at your option, in such parcel or parcels, at such times and places, for such prices and upon such terms and conditions as you may deem proper, and you may apply the net proceeds of each sale, together with any sums due from you to Applicant, to the payment of any and all obligations and liabilities due from Applicant to you under or in connection with the

L/C Documents and the Loan Documents, all without prejudice to your rights against Applicant with respect to any and all such obligations and liabilities which may be or remain unpaid. If any such sale be at brokers' board or at public auction or upon any exchange, you may yourself be a purchaser at such sale free from any right of redemption, which Applicant hereby expressly waive and release. All your rights and remedies existing under the L/C Documents and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to you under applicable law. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Applicant hereby authorizes you at any time or from time to time, without notice to Applicant or to any other person (any such notice being hereby expressly waived by Applicant) and to the extent permitted by law, to appropriate and to apply any and all Applicant's deposits (general or special, including, without limitation, indebtedness evidenced by certificates of deposit) with you or elsewhere, whether matured or unmatured, and any other indebtedness at any time held or owing by you to or for Applicant's credit or its account, against and on account of Applicant's obligations and liabilities to you under or in connection with any of the L/C Documents or the Loan Documents, irrespective of whether or not you shall have made any demand for payment of any or all such obligations and liabilities or declared any or all such obligations and liabilities to be due and payable, and although any or all such obligations and liabilities shall be contingent or unmatured.

        SECTION 15. WAIVERS. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by you under any L/C Document or any Loan Document shall impair your rights or powers under this Agreement or any Application. You shall not be deemed to have waived any of your rights under this Agreement or any Application unless such waiver is in writing signed by your authorized representative. No such waiver, unless expressly provided therein, shall be effective as to any transactions which occur subsequent to the date of such waiver or as to the continuance of any Event of Default after such waiver. No amendment or modification of this Agreement shall be effective unless it is in writing signed by Applicant's and your authorized representative(s).

        SECTION 16. AMENDMENTS AND MODIFICATIONS TO CREDITS. At Applicant's verbal or written request, or with Applicant's verbal or written consent, and without extinguishing or otherwise affecting Applicant's obligations under this Agreement or any Loan Document, you may with respect to any Credit, in writing or by any other action, but you will not be obligated to, (a) increase the amount of such Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand or Document or any other terms and conditions of such Credit, or (c) waive the failure of any Demand or Document to comply with the terms of such Credit, and any Collateral pledged or granted to you in connection with such Credit will secure Applicant's obligations to you with respect to such Credit as amended, modified or waived. No amendment to, or modification of, the terms of any Credit will become effective if the Beneficiary of such Credit or any confirming bank objects to such amendment or modification. If any Credit is amended or modified in accordance with this Section, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to such Credit as so amended or modified, and any action taken by you or any advising, confirming, negotiating, paying or other bank in accordance with such amendment or modification.

        SECTION 17. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement and each Application shall bind Applicant's heirs, executors, administrators, successors and assigns, and all rights, benefits and privileges conferred on you under or in connection with each L/C Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by your successors and assigns. Applicant will not assign this Agreement or Applicant's obligations or liabilities to you under or in connection with any L/C Document or Loan Document to any person or entity without your prior written approval.

        SECTION 18. GOVERNING LAW. This Agreement and each Application, and Applicant's and your performance under this Agreement and each Application, shall be governed by and be construed in accordance with the laws of the State of California. Unless you otherwise specifically agree in writing, each Credit, the opening of each Credit, the performance by you under each Credit, and the performance by the Beneficiary and any advising, confirming, negotiating, paying or other bank under each Credit, shall be governed by and be construed in accordance with the UCP in force on the date of the issuance of each Credit.

        SECTION 19. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any L/C Document may, at your sole option, be brought in (a) the courts of the State of California, (b) the United States District Courts in California, (c) the courts of Applicant's jurisdiction of incorporation or principal office, or (d) the courts of the jurisdiction where any Beneficiary, any advising, confirming, negotiating, paying or other bank, or any other person or entity has brought any suit, action or proceeding against you with respect to any Credit or any Demand, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Applicant will accept joinder in any suit, action or proceeding brought in any court or jurisdiction against you by any Beneficiary, any advising, confirming, negotiating, paying or other bank or any other person or entity with respect to any Credit or any Demand. Applicant irrevocably waives trial by jury and any objection, including, without limitation, any objection of the laying of venue or any objection based on the grounds of FORUM NON CONVENIENS, which Applicant may now or hereafter have to the bringing of any such action or proceeding. Applicant further waives any right to transfer or change the venue of any suit, action or proceeding brought against Applicant by you under or in connection with any L/C Document. Applicant irrevocably consents to the service of process in any action or proceeding in any court by the mailing of copies thereof by registered or certified mail, postage prepaid, to Applicant at its address specified next to its signature on this Agreement or at such other address as Applicant shall have notified to you in writing, such service to be effective ten (10) days after such mailing.

        SECTION 20. JOINT APPLICANTS. If this Agreement is signed by more than one person and/or entity as an Applicant, this Agreement and the Applications shall be the joint and several agreement of all such persons and/or entities and that all references to "Applicant" or "Applicant's" in this Agreement and the Applications shall refer to all such persons and/or entities jointly and severally.

        SECTION 21. SEVERABILITY. Any provision of any L/C Document which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of such L/C Document and all the other L/C Documents shall remain valid.

        SECTION 22. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

        SECTION 23. COMPLETE AGREEMENT. The entire agreement with respect to each Credit will consist of this Agreement and the Application for such Credit, together with any written document or instrument signed by Applicant and you, or signed by Applicant and approved by you, which specifically references such Credit, the Application for such Credit, or this Agreement. Except as specifically provided in this Agreement, in any Application or in any written document or instrument referred to in the preceding sentence, no statements or representations not contained in this Agreement, such Application or such written document or instrument shall have any force or effect on this Agreement, such Application or such written document or instrument.

     ADDITIONAL PROVISIONS APPLICABLE IF THE APPLICANT IS LOCATED IN OREGON

        Section Oregon 1. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

         ADDITIONAL PROVISIONS APPLICABLE IF THE APPLICANT IS LOCATED IN
                                   WASHINGTON

        Section Washington 1. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

    ADDITIONAL PROVISIONS APPLICABLE IF THE APPLICANT IS LOCATED IN NEBRASKA

        Section Nebraska 1. ENFORCEABILITY OF WRITTEN TERMS ONLY. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

      ADDITIONAL PROVISIONS APPLICABLE IF THE APPLICANT IS LOCATED IN IOWA

        Section Iowa 1. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

        Section Iowa 2. By signing this Agreement, Applicant acknowledges receipt of a copy of this Agreement.

        This Agreement is signed by Applicant's duly authorized representative or representatives on the date specified below.

Handspring, Inc.                             Handspring, Inc.
-------------------------------------      -------------------------------------
          [APPLICANT'S NAME]                         [APPLICANT'S NAME]

BY: /s/ Bernard Whitney                    BY: /s/ David Pine
    ---------------------------------          ---------------------------------

      TITLE: CFO                                 TITLE: VP, General Counsel
             ------------------------                   ------------------------


-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------
              [ADDRESS]                                   [ADDRESS]

DATE:                                      DATE:
      -------------------------------            -------------------------------

                                     ANNEX A

                             WELLS FARGO BANK, N.A.
                  TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                          525 MARKET STREET, 25TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105

                      IRREVOCABLE STANDBY LETTER OF CREDIT

Bank of America, N.A.                       Letter of  Credit No. _________
555 California Street, 6th Floor            Date: ____________, 2001
San Francisco, CA 94104
Attention: Ms. Lynn Kniveton

Ladies and Gentlemen:

        At the request and for the account of Handspring, Inc., 189 Bernardo Avenue., Mountain View, CA 94043, we hereby establish our Irrevocable Standby Letter of Credit in your favor in the amount of Fourteen Million Two Hundred Thousand United States Dollars (US$14,200,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by a signed and dated statement worded as follows with the instruction in brackets therein complied with:

               "The undersigned, an authorized representative of [INSERT BENEFICIARY NAME] hereby states that the amount drawn under Wells Fargo Bank, N.A. Letter of Credit No. _________ is being drawn pursuant to the terms of the work letter attached to that certain lease dated February 14, 2001 between Handspring, Inc., as tenant and M-F Downtown Sunnyvale, LLC, as landlord."

        Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

        Partial and multiple drawings are permitted under this Letter of Credit.

        Each draft must be marked "Drawn under Wells Fargo Bank, N.A. Letter of Credit No. ________."

        If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

        This Letter of Credit expires at our above office on February __, 2002 but shall be automatically extended, without written amendment, first to February __, 2003 and then to, but not beyond January 30, 2004 unless we have sent written notice to you at your address above by registered mail or express courier and also to M-F Downtown Sunnyvale, LLC c/o The Mozart Development Company, 1068 East Meadow

Circle, Palo Alto, CA 94303, Attention: John Mozart by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice which date will be February __, 2002 or February __, 2003 and be at least 30 calendar days after the date we send both of you such notice.


        This Letter of Credit is transferable. Transfer may be affected only through ourselves and only upon payment of our usual transfer fee of .25% of the amount transferred, with a minimum of $250.00 and a maximum of $5,000.00 and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached to this Letter of Credit as Exhibit A together with the original of this Letter of Credit

        This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

                                                   Very truly yours

                                                   WELLS FARGO BANK, N.A.


                                               BY:
                                                    ----------------------------
                                                      (AUTHORIZED SIGNATURE)

                                           EXHIBIT A
                                           WELLS FARGO BANK, N.A.
                                           LETTER OF CREDIT NO. _________
================================================================================


                                                        Date: __________________

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street, 25th Floor
San Francisco, California 94105

Subject: Your Letter of Credit No. ___________

Ladies and Gentlemen:

        For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:


                      _______________________________
                      [INSERT NAME OF TRANSFEREE]

                      _______________________________

                      _______________________________
                      [INSERT ADDRESS]

        By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

        Enclosed are the original Letter of Credit and the original of all amendments to this date. Also enclosed is $_______________ in payment of your transfer commission (1/4% of the amount transferred, minimum $250.00 and maximum $5,000.00). Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. this transfer will not become effective until the transferee is so notified.

                                      Very truly yours,

                                      [INSERT NAME OF
TRANSFEROR]

                                      By: _________________________________

                                       Name: ______________________________

                                       Title:
                                             ______________________________

Signature of Transferor Guaranteed
[INSERT NAME OF BANK]

By:
    ______________________________
Name:
      ____________________________

 Title: __________________________


================================================================================

AGREED TO AND ACCEPTED BY:

_______________________________
          APPLICANT




_______________________________
     AUTHORIZED SIGNATURE